Exhibit 23.b



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Compaq Computer Corporation and to the incorporation by reference therein of our reports dated October 22, 1996, with respect to the consolidated financial statements and schedule of Tandem Computers Incorporated included in or incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
                                                 ERNST & YOUNG LLP

San Jose, California
July 29, 1997